EXHIBIT 4.8
                                                                     -----------


                             AMENDMENT NO. 5 TO THE
                      WEBSTER BANK EMPLOYEE INVESTMENT PLAN

                  The Webster Bank Employee Investment Plan, as amended and restated on October 22, 2001, is hereby amended as follows:

                  (1) Effective as of December 31, 2002, Item 7 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         7.       PLAN YEAR means the 12 consecutive month period:

                  Beginning on    January  1st    (e.g., January 1st)
                               -----------------
                                  month    day
                           and ending on    December 31st
                                         ------------------
                                             month   day

                  EXCEPT that there will be a Short Plan Year:
                  a.   [ ]   N/A
                  b.   [X]   beginning on December 31, 2002 (e.g., July 1, 2000)
                                          -----------------
                                           month  day  year
                                  and ending on December 31, 2002
                                                -----------------
                                                 month   day year

                  (2) Effective as of December 31, 2002, Item 55 of the Adoption Agreement is deleted and the following is substituted in lieu thereof:

         55.      OTHER ITEMS

                  [X] A list of the Participating Employers in the Plan (as described in Item 14) is attached hereto as Appendix A.

                  [X] A list of the predecessor employers with whom prior service is credited under the Plan (as described in Item 17) is attached hereto as Appendix B.

                  [X] Predecessor plans' protected benefits under Section 411(d)(6) of the Internal Revenue Code of 1986, as amended, are attached hereto as Appendix C.

                  [X] Economic Growth and Tax Relief Reconciliation Act changes are attached hereto as Appendix D.

                  (3) Effective as of January 1, 2004, Appendix A of the Adoption Agreement for the Plan (relating to the Participating Employers in the Plan) is deleted and the following is substituted in lieu thereof:

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS

       Webster Trust Company, National Association
       Webster Investment Services, Inc.
       Damman Associates, Inc.
       Nowlending, LLC (formerly known as Access National Mortgage, L.L.C.) Louis Levine Agency, Inc.
       Levine Financial Services, Inc. (for the period prior to October 1, 2000) Retirement Planning Associates, Inc.
       Center Capital Corporation
       Whitehall Business Credit Corporation
       Fleming, Perry & Cox, Inc.

                  (4) Effective as of December 31, 2002, Appendix C of the Adoption Agreement (relating to the Specified Minimum Employer Contribution) is deleted, Appendix D (relating to Predecessor Plans' Protected Benefits) is renamed as Appendix C, all references to Appendix D are renamed as references to Appendix C, Appendix E (relating to the Economic Growth and Tax Relief Reconciliation Act changes) is renamed as Appendix D, and all references to Appendix E are renamed as references to Appendix D.

                  (5) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.

                  Dated at Waterbury, Connecticut this 16th day of December,
2002.

ATTEST:                              WEBSTER BANK


/s/ Harriet Munrett Wolfe            By /s/ James C. Smith
---------------------------             ----------------------------------------
Its Secretary                           Its Chairman and Chief Executive Officer


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